Exhibit 8

LIST OF SUBSIDIARIES

Below is a list of our subsidiaries and their jurisdiction of incorporation as of June 28, 2011.

Subsidiaries	Country of Incorporation
OJSC VimpelCom	Russia
PJSC Kyivstar	Ukraine
Staravto SC	Ukraine
Ararima Enterprises Limited	Cyprus
Atlas Trade Limited	BVI
Sotelco Ltd.	Cambodia
Fortland Limited (BVI)	BVI
LLC Kolangon-optim	Russia
LLC Intervest	Russia
LLC ElcomLine	Russia
LLC Dial-Impex	Russia
LLC MediaInform	Russia
LLC PrimeTime	Russia
LLC Aston	Russia
VimpelCom Finance B.V.	Netherlands
VC ESOP N.V.	Belgium
VimpelCom B.V.	Netherlands
VimpelCom Ltd.	Bermuda
Takom LLC	Tadjikistan
Cosiniad Investments Limited	Cyprus
Limnotex Developments Ltd.	Cyprus
Irington Developments Ltd.	Seychelles
Wenthorp Industries Ltd.	Seychelles
Kar-Tel TOO	Kazakhstan
Teta-Telecom TOO	Kazakhstan
Prunescom Ltd.	BVI
CJSC Altaigrif	Russia
LLC Antares E	Russia
LLC CKN	Russia
OJSC STC	Russia
CJSC Belgorodskie cifrovie magistrali	Russia
CJSC Business Communications Agency	Russia
CJSC Informtechnology	Russia
LLC VimpelCom Finance	Russia
LLC VimpelCom-Invest	Russia
LLC Beeline Ventures	Russia
LLC Investroysvyaz	Russia
LLC Dominanta	Russia
CJSC Makrocom	Russia
CJSC Sakhalin Telecom	Russia
OJSC Polarcom	Russia
LLC Unisoft	Russia
Golden Telecom, Inc.	USA (Delaware)
GTS Mobile Services Inc.	USA (Delaware)

Cell Ukraine Ltd.	USA (Delaware)
Invest Holding LLC	Ukraine
GTS Ukranian TeleSystems LLC.	USA (Delaware)
Golden Telecom LLC	Ukraine
TTK LLC	Ukraine
Golden Fiber LLC	Ukraine
Golden Telecom Limited (BVI)	BVI
GTS Finance, Inc.	USA (Delaware)
ROL Holdings Ltd. (Cyprus)	Cyprus
Golden Telecom Group, Inc.	USA (Delaware)
Golden TeleServices, Inc.	USA (Delaware)
SFMT-CIS, Inc.	USA (Delaware)
LLC Dicom	Russia
S-Line LLC	Ukraine
Platinum Internet LLC	Ukraine
Golden Holdings, Inc.	USA (Delaware)
Agama Limited (Cyprus)	Cyprus
CJSC Cityline	Russia
SFMT-Rusnet, Inc.	USA (Delaware)
ST Holding s.r.o.	Czech Republic (Prague city)
CJSC Samara Telecom	Russia
JSC FTK	Russia
CJSC WBT	Russia
GTI Russian Ltd.	BVI
GTI Kaztel Ltd.	BVI
Buzton JV Ltd.	Uzbekistan
Clafdor Investments Limited	Cyprus
SA Telcom TOO	Kazakhstan
Comnidor Holdings Limited	Cyprus
BARDYM ENTERPRISES LIMITED	Cyprus
LLC Sovintel Group	Russia
Antel Rascom Ltd.	BVI
CJSC Rascom	Russia
LLC Kubtelecom	Russia
CJSC Kubintersvyaz	Russia
LLC SatilCenter	Russia
LLC Alkar	Russia
LLC Sakhalin Telecom	Russia
Watertrail Industries Ltd.	BVI
Mobitel Ltd.	Georgia
Menacrest Limited	Cyprus
Sky Mobile LLC	Kyrgyzstan
Aridus Corporation	Seychelles
Armenia Telephone Company CJSC	Armenia
ArmenCell CJSC	Armenia
Infocom Ashtarak CJSC	Armenia
Freevale Enterprises	BVI

Silkway Holding B.V.	Netherlands
Unitel LLC	Uzbekistan
Wintop Management Ltd.	Cyprus
Crayola Properties Ltd.	Cyprus
Cellcroft Holdings Ltd.	Cyprus
Crisden Holdings Ltd.	Cyprus
Cradel Investments Ltd.	Cyprus
URS CJSC	Ukraine
Technostroy LLC	Ukraine
CJSC Firm Messenger	Russia
CJSC ELTEL	Russia
LLC It-Com	Russia
LLC URAL-NET	Russia
LLC Izhsviazinvest	Russia
OJSC NTC	Russia
LLC Novaya svyaz	Russia
LLC Gelios-TV	Russia
LLC NeoTel	Azerbaijani Republic (Baku city)
Millicom Lao Co., Ltd.	Laos
VimpelCom Holding Laos B.V.	Netherlands
2Day Telecom LLP	Kazakhstan
S&G LLP	Kazakhstan
WIND Telecom S.p.A.	Italy
Weather Capital S.à.r.l	Luxembourg
Klarolux Investments S.à.r.l	Luxembourg
Orascom Telecom Services Europe S.A.S	France
Wind Acquisition Holdings Finance S.p.A.	Italy
WIND Telecomunicazioni S.p.A.	Italy
WIND Retail S.r.l.	Italy
Weather Capital Special Purpose I S.A.	Luxembourg
Weather Capital Special Purpose II S.à.r.l	Luxembourg
Orascom Telecom Holding S.A.E (OTH)	Egypt
Orascom Telecom Lebanon S.A.L.	Lebanon
International Wireless Communications Pakistan Limited	Malta
Telecom Management Group Limited	Malta
Pakistan Mobile Communications Limited	Pakistan
Global Entity for Telecom Trade FZE	UAE
Business & Communication Systems (Pvt) Ltd	Pakistan
Link Direct International (Private) Limited	Pakistan
Z-WLL (Pvt) Ltd	Pakistan
LinkdotNET Pakistan (Pvt) Ltd (formerly known as Dancom Online Services)	Pakistan
LinkDotNet Telecom Limited	Pakistan
DV Wimax Com LTD	Pakistan
Mobitalk (Pvt) Ltd	Pakistan
Mobilink Foundation	Pakistan
Orascom Telecom Netherlands B.V.	The Netherlands
Telecel International Ltd. S.A.	Switzerland
Telecel International Services S.A.	Switzerland

Telecel Zimbabwe (Private) Limited	Zimbabwe
Kiaran Investments (private) Limited	Zimbabwe
Yarlside Investments (Private) Limited	Zimbabwe
Telecel Globe Limited	Malta
Powercom (Proprietary) Ltd	Namibia
Telecel Centrafrique S.A.	Central African Republic (CAR)
U-com Burundi S.A.	Burundi
Orascom Telecom Ventures Ltd.	Malta
Orascom Telecom Bangladesh Limited (OTBL)	Bangladesh
Oratel International Inc. Limited	Malta
Moga Holding Ltd	Malta
Orascom Telecom Algeria S.p.A.	Algeria
Orascom Telecom Service Algeria	Algeria
OTH Canada (Malta) Limited	Malta
Orascom Telecom Holding (Canada) Limited	Canada
Orascom Telecom S.à.r.l	Luxembourg
Orascom Telecom Finance S.C.A	Luxembourg
Orascom Luxembourg S.à.r.l	Luxembourg
Orascom Luxembourg Finance S. C.A.	Luxembourg
Orascom Telecom Oscar S.A.	Luxembourg
Orascom Telecom CS Limited (previously Cortex Services Limited)	Malta
Cortex for Services & Consultations S.A.E.	Egypt
Orascom Iraq Holding Limited	Malta
Orascom Telecom Iraq Corp. Limited	Malta
Orascom Holding Handset Investment Company S.A.E.	Egypt
Ring Distribution S.A.E	Egypt
Multi Media Mega Stores	Egypt
Ring for Handset Service (CaRing)	Egypt
Advanced Electronic Industries	Egypt
Egyptian Company for Marketing and Telecommunication and Service “Connect”	Egypt
The Phone Company FZO	Freezone
Ring Distribution (Private) Limited	Pakistan
CaRing (Private) Limited	Pakistan
R&D S.à.r.l	Tunisia
Ring Algeria LLC	Algeria
Ring Maintenance (CaRing)	Algeria
Ring Distribution (Private) Limited	Bangladesh
Ring Distribution Italy srl	Italy
Orascom Telecom Acquisition S.à.r.l	Luxembourg
Orascom Telecom One S.à.r.l	Luxembourg
Orascom Telecom Services L.L.C	Egypt
OT Wireless Europe S.A.S	France
Orascom Telecom Wimax Limited	UK
Database Management Services Limited	Malta
Database Management Services Algeria	Algeria
M-Link Ltd	Malta
Sawyer Limited	Malta
Orascom Telecom Eurasia Limited	Malta
Minimax Ventures Limited	Malta
Financial Powers Plan Limited	Malta

Orascom Telecom ESOP Ltd.	Malta
Wind Acquisition Finance S.A.	Luxembourg
International Telecommunications Consortium Limited	UK
Consortium Algerien de Telecomunications S.p.a.	Algeria
Globalive Investment Holdings Corp.	Canada (Ontario)
Globalive Wireless Management Corp.	Canada (Ontario)
Wind Mobile Distribution Corp.	Canada (Ontario)
Globalive Telecom Holdings Corp.	Canada (Ontario)
Globalive Communications Holdings Ontario Inc.	Canada (Ontario)
Globalive Communications Corp.	Canada (Nova Scotia)
Canada Payphone Corporation	Canada (British Columbia)
OpCom Hospitality Solutions Inc.	Canada (Alberta)
International Calling Services Incorporated	Canada (Ontario)
Globalive Communications Inc. (US)	USA (Delaware)
Canopco Inc. (US)	USA (Delaware)
OneConnect Services Inc.	Canada (Ontario)
OneConnect Group Inc.	USA (Delaware)
2113659 Ontario Inc.	Canada (Ontario)
Yakquisition L.P.	USA (Delaware)
GCC LP	Canada (Ontario)
Yak Communications (Canada) Corp.	Canada (Nova Scotia)
3185692 Nova Scotia Company	Canada (Nova Scotia)
Yak Canada Communications Corp.	Canada (Ontario)
Ring Tunisia S.à.r.l (Ring Tunisie)	Tunisia
Ring Distribution Tunisia	Tunisia
Ring Distribution Detail S.à.r.l (Ring Retail)	Tunisia